         As filed with the Securities and Exchange Commission on October 9, 1996
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                       SPLASH TECHNOLOGY HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

        DELAWARE                                               77-0418472
  ----------------------                                  --------------------

(State or other jurisdiction                               (IRS Employer
    of incorporation)                                     Identification No.)

                              555 Del Rey Avenue
                         Sunnyvale, California 94086
                   (Address of principal executive offices)

                            -----------------------

                            1996 Stock Option Plan
                       1996 Employee Stock Purchase Plan
                           (Full Title of the Plans)

                            ----------------------

                             KEVIN K. MACGILLIVRAY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       SPLASH TECHNOLOGY HOLDINGS, INC.
                              555 DEL REY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                    (Name and address of agent for service)

                                (408) 328-6300
         (Telephone number, including area code, of agent for service)

                           ------------------------

                                  Copies to:
                              DAVID R. KING, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

================================================================================================================================
       Title of                                    Amount           Proposed              Proposed              Amount of
     Securities to                                  to be        Maximum Offering      Maximum Aggregate       Registration
     be Registered                                Registered     Price Per Share         Offering Price              Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share

- 1996 Stock Option Plan                          2,550,373            $10.11/(1)/     $25,784,271.03/(1)/      $8,891.19/(1)/

- 1996 Employee Stock Purchase Plan                 175,000            $11.00/(2)/     $    1,925,000/(2)/      $  663.80/(2)/

     TOTALS                                       2,725,373                                                     $9,554.99
==================================================================================================================================

(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the shares issuable upon the exercise of stock options granted or reserved for grant under the 1996 Stock Option Plan has been estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 2,550,373 shares subject to outstanding options and options reserved for grant under the 1996 Stock Option Plan is $10.11.

(2) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 175,000 shares reserved for issuance under the 1996 Employee Stock Purchase Plan has been estimated to be $11.00.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.
         -------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Registrant's Registration Statement on Form S-1 (File No. 333-09591) (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including the Final Prospectus dated October 9, 1996 included therein, relating to the Registrant's initial public offering of its Common Stock.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-21171) dated October 7, 1996, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

         Exhibit
          Number
         --------

           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

          10.2*          1996 Stock Option Plan.

          10.3*          1996 Employee Stock Purchase Plan.

          23.1           Consent of Independent Auditors.

          23.2           Consent of Counsel (included in Exhibit 5.1).

          24.1           Power of Attorney (see page II-4).
_______________________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-09591), which was declared effective by the Commission on October 8, 1996.


ITEM 9.  UNDERTAKINGS.
         ------------

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Splash Technology Holdings, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 9, 1996.


                                    SPLASH TECHNOLOGY HOLDINGS, INC.


                                    By: /s/ Kevin K. Macgillivray
                                        -------------------------------------
                                        Kevin K. Macgillivray, Director,
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin K. Macgillivray, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                                TITLE                              DATE
   --------------                       -------------------                    ----------
/s/ Kevin K. Macgillivray
---------------------------------   Director, President and Chief             October 9, 1996
   (Kevin K. Macgillivray)          Executive Officer (Principal Executive
                                    Officer)


/s/  Joan P. Platt                  Chief Financial Officer and Vice          October 9, 1996
---------------------------------   President (Principal Financial and
     (Joan P. Platt)                Accounting Officer)


/s/ Gregory M. Avis                 Director                                  October 9, 1996
---------------------------------
    (Gregory M. Avis)


/s/ Charles W. Berger               Director                                  October 9, 1996
---------------------------------
   (Charles W. Berger)


/s/ Peter Y. Chung                  Director                                  October 9, 1996
---------------------------------
   (Peter Y. Chung)


/s/ Lawrence G. Finch               Director                                  October 9, 1996
---------------------------------
   (Lawrence G. Finch)


By:  /s/ Kevin K. Macgillivray
    -----------------------------
         Kevin K. Macgillivray
           Attorney-in-fact


                               INDEX TO EXHIBITS

                                                          Sequentially
Exhibit                                                     Numbered
Number                    Description                          Page
-------     ----------------------------------------     ----------------

  5.1       Opinion of Wilson, Sonsini, Goodrich &
            Rosati, Professional Corporation

 10.2*      1996 Stock Option Plan.

 10.3*      1996 Employee Stock Purchase Plan.

 23.1       Consent of Independent Auditors.

 23.2       Consent of Wilson Sonsini Goodrich &
            Rosati, Professional Corporation
            (Contained in Exhibit 5.1)

 24.1       Power of Attorney (See page II-4)

______________________________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-09591), which was declared effective by the Commission on October 8, 1996.